                                                                   EXHIBIT 10.14



                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made and entered into as of October 17, 1996 by and between Weatherford Enterra, Inc., a Delaware corporation ("Weatherford" or the "Company"), and Philip Burguieres, an individual currently residing in Houston, Texas ("Burguieres").

                                   RECITALS:

         WHEREAS, prior to the date of this Agreement, Burguieres has been employed by the Company since April 4, 1991 and prior to the date hereof served as Chairman, President and Chief Executive Officer of the Company; and

         WHEREAS, Burguieres has resigned as President and Chief Executive Officer of the Company as of the date hereof, but will continue as an employee of the Company, on terms and conditions and for the consideration hereinafter set forth, and serve as a director and as Chairman of the Board of Directors of the Company, subject to the terms and conditions hereinafter set forth;

         NOW, THEREFORE, for and in consideration of the premises and the respective covenants and agreements of the parties herein contained, the Company and Burguieres hereby agree as follows:

                                   ARTICLE 1
                                   EMPLOYMENT

         The Company hereby agrees to employ Burguieres, and Burguieres hereby agrees to serve the Company, on the terms and conditions set forth herein.

                                   ARTICLE 2
                                      TERM

         The term of this Agreement shall commence as of October 17, 1996 (the "Effective Date") and shall continue through October 16, 2001, unless sooner terminated as hereinafter provided.

                                   ARTICLE 3
                              POSITION AND DUTIES

         3.1 Burguieres shall initially be employed as a director and as Chairman of the Board of Directors of the Company (the "Board") and shall have such responsibilities, duties and authority reasonably accorded to and expected of a Chairman and as may from time to time be prescribed by the Board or pursuant to the Company's bylaws. The parties expressly



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agree that the Board is under no obligation to reelect Burguieres as Chairman at any time in the future, nor is the Board required to nominate Burguieres for reelection as a director upon the expiration of his current term. Burguieres agrees to resign as Chairman, as a director, or both, at any time after the date hereof, if requested to do so by a majority of the members of the Board. Burguieres' resignation as Chairman, a director, or both, shall have no effect on Burguieres' employment by the Company. Should Burguieres resign either or both positions, the Board shall assign to him such other responsibilities, duties and authority as are deemed appropriate by the Board.

         3.2 During the term of his employment, and excluding any periods of vacation and sick leave to which Burguieres is entitled, Burguieres shall devote such time and efforts to the business and affairs of the Company as shall be necessary to discharge his responsibilities and duties; provided, however, that Burguieres shall be permitted to engage from time to time in and to receive compensation for outside business activities, including the management of businesses and investments that are not related to the business and affairs of the Company to the extent such activities do not significantly interfere with the performance of Burguieres' responsibilities to the Company in accordance with this Agreement and do not cause Burguieres to be in violation of Article 6 of this Agreement.

                                   ARTICLE 4
                        COMPENSATION AND RELATED MATTERS

         4.1 Salary. During the term of employment set forth in Article 2, the Company shall pay to Burguieres an annual base salary of $300,000, or such higher rate as may from time to time be determined in the sole discretion of the Board, the base salary to be paid in substantially equal semi-monthly installments.

         4.2 Benefits. Burguieres shall not be eligible to participate in the Company's incentive compensation plans (including, without limitation, any cash or stock bonus plans (including any bonus that otherwise might have been paid or payable by the Company to Burguieres on account of performance during that portion of the fiscal year of the Company ending December 31, 1996 that preceded the Effective Date) or any incentive stock-based plans, such as stock option plans and restricted stock plans. During the term of this Agreement, Burguieres shall be eligible for the benefit plans and programs enumerated below:

                 (a) Burguieres shall be entitled to continue his participation in the Company's 401(k) Savings Plan and the Company's Supplemental Savings Plan, as, and to the extent such plans are, in effect from time to time during the term of this Agreement.

                 (b) Burguieres and Burguieres' eligible dependents shall be entitled to continue to participate and shall receive all benefits under the Company's welfare benefit plans, including, without limitation, medical, prescription, dental, disability, salary continuance, group life, accidental death and travel accident insurance plans and programs, as, and to the extent such plans and programs are, in effect from time to time during the term





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of this Agreement; provided, however, that Burguieres shall pay any premiums or other amounts required to be paid for such benefits. Upon termination of Burguieres' employment, he shall be entitled to health benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), provided that he shall pay any premiums owed in connection with such health benefits. After expiration of the COBRA benefits, Burguieres shall be entitled to convert the Company's health plan, as it relates to Burguieres and any eligible dependents, to an individual policy, upon payment of the applicable conversion fee.

                 (c) During the first two years of the term of this Agreement, Burguieres shall be entitled to a Company telephone calling card, a Company corporate American Express card, but only to the extent this perquisite is afforded to other key employees of the Company and reimbursement for his expenses related to one mobile telephone.

         4.3     Stock Options and Stock Appreciation Rights.

                 (a) Immediately prior to the Effective Date, Burguieres held options granted under various of the Company's Stock Option Plans (the "Option Plans") to purchase (i) up to 50,000 shares of Common Stock, $.10 par value ("Common Stock"), of the Company at $10.50 per share, (ii) up to 12,500 shares of Common Stock at $8.75 per share, (iii) up to 27,500 shares of Common Stock at $15.75, (iv) up to 27,500 shares of Common Stock at $19.75 per share,
(v) up to 27,500 shares of Common Stock at $18.50 per share, and (vi) up to 30,000 shares of Common Stock at $31.563 per share (such options being herein collectively called the "Unvested Options"). Notwithstanding any contrary provision of the Option Plans or of the several agreements pursuant to which the Unvested Options were granted to Burguieres, the rights of Burguieres with respect to said Unvested Options shall be fully vested at the Effective Date (such Unvested Options hereinafter included in the term the "Options") and exercisable by Burguieres at any time after the Effective Date in accordance with the terms of the Option Plan.

                 (b) Immediately prior to the Effective Date, Burguieres held unvested stock appreciation units granted under the Company's Stock Appreciation Rights Plan (the "SAR Plan"), (i) 25,000 of which have a price of $10.75 per unit, and (ii) 6,250 which have a price of $9.00 per unit (such stock appreciation units being herein collectively called the "Unvested Units"). Notwithstanding any contrary provision of the SAR Plan or of the several agreements pursuant to which the Unvested Units were granted, the rights of Burguieres with respect to said Unvested Units shall be fully vested at the Effective Date (such Unvested Units hereinafter included in the term the "Units") and exercisable by Burguieres at any time after the Effective Date in accordance with the terms of the SAR Plan.

                 (c)      Except as otherwise specifically provided in this
Section 4.3, Burguieres shall not be entitled to participate in any stock option plan or stock appreciation rights plan of the Company, including but not limited to any Option Plan or the SAR Plan, at any time on or after the Effective Date.





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                 (d)      The Company shall be entitled to withhold from any
payment to be made pursuant to Section 4.3 any portion of any taxable income that (i) is realized by Burguieres as a result of the exercise of any of the Options or the Units and (ii) the Company shall determine it is required by law or regulation to so withhold under applicable tax laws.

         4.4     Restricted Stock.

                 (a) Immediately prior to the Effective Date, Burguieres held 125,500 shares of Common Stock that were granted to Burguieres pursuant to the Company's Restricted Stock Incentive Plan (the "Restricted Stock Plan") and which remained subject to restrictions on ownership on the Effective Date (such shares of Common Stock being herein called the "Restricted Shares"). Notwithstanding any contrary provision of the Restricted Stock Plan or of any agreement pursuant to which the Restricted Shares were granted to Burguieres, all restrictions on ownership shall terminate with respect to the Restricted Shares as originally scheduled; provided, however, that all restrictions shall terminate upon the expiration or earlier termination of this Agreement.

                 (b)      Except as otherwise specifically provided in this
Section 4.4, Burguieres shall not be entitled to participate in the Restricted Stock Plan at any time on or after the Effective Date.

                 (c) The Company shall be entitled to withhold from any payments to be made pursuant to Section 4.4 any portion of any taxable income that (i) is realized by Burguieres as a result of the termination of any restriction on ownership on any of the Restricted Shares and (ii) the Company shall determine it is required by law or regulation to so withhold under applicable tax laws.

         4.5 Vacation. Burguieres shall be entitled to paid vacation during each year of the Agreement, determined in accordance with the Company's then current vacation policy. Burguieres shall also be entitled to all paid holidays given by the Company to its employees.

         4.6 Business Expenses. During the term of this Agreement, the Company will reimburse Burguieres for authorized business expenses incurred by Burguieres for Company-related business purposes, including expenses for entertainment and business development, travel and similar items, provided such expenses are made in accordance with the Company's policies and procedures and are approved by the Company. The Company will reimburse Burguieres on a monthly basis upon presentment by Burguieres of an itemized accounting of such expenditures, including receipts setting forth (in appropriate detail the date place, amount, names, etc.) the individual items for which reimbursement is sought. Major expense items, such as travel, must be authorized by the Company prior to Burguieres' incurring the expense.

         4.7 Office and Support Staff. The Company contemplates that Burguieres in performing under this Agreement will require office space, secretarial assistance, telephone





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usage, facsimile, computer and other office equipment usage and other assistance. During the first two years of the term of this Agreement, the Company shall furnish Burguieres with office space, either in one of the Company's locations or elsewhere, and supply Burguieres' reasonable requirements at no expense to Burguieres.

                                   ARTICLE 5
                                  TERMINATION

         5.1     Termination by the Company.

                 (a) Termination Due to Disability. Burguieres' employment hereunder shall terminate upon his "Disability". In the event of such termination, the Company shall pay to Burguieres the compensation pursuant to Section 4.1 to which he would otherwise be entitled had his employment continued through the date indicated in Article 2 hereof, in the same manner as paid while Burguieres was employed, and extend to Burguieres the benefits pursuant to Section 4.2(b), in accordance with the Company's policy with respect to Disability, 4.2(c), 4.3, 4.4 and 4.7; provided, however, that the Company shall be entitled to credit against any such benefits payable by it any amount paid to Burguieres under the Company's disability benefit programs provided for the benefit of Burguieres. For purposes of this Agreement, "Disability" is defined to mean that, as a result of Burguieres' incapacity due to physical or mental illness, Burguieres shall have been absent from his duties with the Company on a full-time basis for a period of one year and a physician acceptable to the Company is of the opinion that (i) Burguieres is suffering from "total disability" as defined in the Company's long-term disability plan, or any successor plan or program or (ii) Burguieres will qualify for a social security disability payment, and (iii) within thirty (30) days after written notice of termination is given, Burguieres shall not have returned to the full-time performance of Burguieres' duties.

                 (b) Termination Due to Death. Burguieres' employment hereunder shall terminate upon his death. In the event of such termination, the Company shall pay to Burguieres' estate the compensation pursuant to
Section 4.1 to which he would otherwise be entitled had his employment continued through the date indicated in Article 2 hereof, in the same manner as paid while Burguieres was employed, and extend to Burguieres' eligible dependents or estate, as appropriate, the benefits pursuant to Sections 4.2(b), in accordance with the Company's policy with respect to death, 4.2(c), 4.3, 4.4 and 4.7.

                 (c) Termination Without Cause. The Company, without cause, may terminate this Agreement at any time by written notice to Burguieres. In the event of such termination, the Company shall pay Burguieres the compensation pursuant to Section 4.1 and extend to Burguieres the benefits pursuant to Sections 4.2(b), except for long- term disability, 4.2(c), 4.3, 4.4 and 4.7 to which he would otherwise be entitled had his employment continued through the date indicated in Article 2 hereof in the same manner as paid or extended while Burguieres was employed.





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                 (d)      Termination for Cause.  The Company may terminate
Burguieres' employment for "Cause". In the event of such termination, the Company shall cease paying Burguieres compensation pursuant to Section 4.1 and shall terminate benefits pursuant to Sections 4.2, 4.3, 4.4, 4.5, 4.6 and 4.7, except as required by law. For purposes of this Agreement, the Company shall have "Cause" to terminate Burguieres' employment hereunder only (i) if termination shall have been the result of an act or acts of dishonesty on Burguieres' part constituting a felony and resulting, or intending to result, directly or indirectly, in gain or personal enrichment at the expense of the Company, or (ii) upon the willful and continued failure by Burguieres to substantially perform his duties with the Company (other than any such failure resulting from his incapacity due to mental or physical illness) after demand in writing for substantial performance is delivered to Burguieres by the Board, which demand specifically identifies the manner in which such Board believes that Burguieres has not substantially performed his duties, and such failure to perform his duties results in demonstrably material injury to the Company, or
(iii) upon the breach by Burguieres of Article 6, which breach remains uncorrected for 30 days following written notice to Burguieres by the Company of such breach. Burguieres' employment shall in no event be considered to have been terminated by the Company for cause if such termination took place as a result of (i) bad judgment or negligence on his part, or (ii) any act or omission without intent of gaining therefrom, directly or indirectly, a profit to which Burguieres was not legally entitled, or (iii) any act or omission believed by Burguieres in good faith to have been in or not opposed to the interests of the Company, or (iv) any act or omission in respect of which a determination is made that Burguieres met the applicable standard of conduct prescribed for indemnification or reimbursement or payment of expenses under the bylaws of the Company or the laws of the State of Texas or the directors and officers liability insurance of the Company, in each case as in effect at the time of such act or omission. Burguieres shall not be deemed to have been terminated for cause unless and until there shall have been delivered to Burguieres a copy of a resolution duly adopted by the affirmative vote of not less than three-fourths (3/4) of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to Burguieres and an opportunity for Burguieres, together with his counsel, to be heard before the Board) finding that in the good faith of the Board he was guilty of conduct set forth above in clauses (i) through (iii) of the first sentence of this paragraph and specifying the particulars thereof in detail.

         5.2 Termination by Burguieres. Burguieres may terminate his employment hereunder without any breach of this Agreement under any of the following circumstances:

                 (a) the assignment to Burguieres by the Board of duties inconsistent with the position, duties, responsibilities and status of the Company's Chairman; or

                 (b) the failure of the Company to re-elect or re-appoint Burguieres as Chairman, a director, or both, except in connection with the termination of employment pursuant to Section 5.1(c); or





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                 (c)      for the Company's breach of any provision of this
Agreement which, if correctable, remains uncorrected for 30 days following written notice to the Company by Burguieres of such breach; or

                 (d) in the event a Change of Control (as defined hereinafter) occurs. A "Change of Control" shall mean:

                          (i)     The acquisition by any individual, entity or
group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control:

                                 (A)      any acquisition directly from the
Company,

                                 (B)      any acquisition by the Company,

                                 (C)      any acquisition by any employee
benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or

                                 (D)      any acquisition by any corporation
pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Section 5.2(d); or

                          (ii)   Individuals, who, as of the date hereof,
constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual was a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                          (iii)  Consummation of a reorganization, merger or
consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively,





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of the Outstanding Company Common Stock and Outstanding Company Voting
Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate Transaction and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

                          (iv)   Approval by the stockholders of the Company of
a complete liquidation or dissolution of the Company.

                 In the event of such termination, the Company shall pay to Burguieres the compensation pursuant to Section 4.1 and extend to Burguieres the benefits pursuant to Sections 4.2(b), except for long-term disability coverage, 4.2(c), 4.3, 4.4 and 4.7 to which he would otherwise be entitled had his employment continued through the date indicated in Article 2, in the same manner as paid or extended while Burguieres was employed; provided, however, if termination occurs after a Change of Control, Burguieres can request, at his option, that the compensation owed pursuant to Section 4.1 be paid in a lump sum at his date of termination.

         5.3 Date and Effect of Termination. "Date of Termination" shall mean (i) if Burguieres' employment is terminated by his death, the date of his death, (ii) if Burguieres' employment is involuntarily terminated pursuant to
Section 5.1(b) (other than by reason of death) or Section 5.1(c) herein, the date specified in the notice of termination, (iii) if Burguieres' employment is terminated upon his Disability, the date 30 days after the Company's notice to Burguieres as contemplated in Section 5.1(a) hereof, and (iv) if Burguieres voluntarily terminates his employment, the date set forth in any notice to terminate under Section 5.2. This Agreement shall terminate on the Date of Termination relating to a termination pursuant to Section 5.1(a), 5.1(b) 5.1(c) or 5.2 and thereafter neither party will have any liability or obligation to the other under this Agreement, except for the covenants in Sections 5.1(a), 5.1(b) and 6.





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                                   ARTICLE 6
                                  NON-COMPETE

         In consideration of his employment hereunder and in view of the key position in which he will serve the Company, Burguieres agrees that during the period of his employment by the Company hereunder, he will not, without the prior written consent of the Board of Directors of the Company, directly or indirectly, own, manage, operate, control, be employed by, participate in or be connected in any manner with the ownership, management, operation or control of any business which competes, in the Company's reasonable judgment, with any business conducted by the Company or any of its subsidiaries or affiliates at the time of such termination in any area where such business is being conducted at the time of such termination. In addition, Burguieres agrees that during the period of his employment by the Company, he will not solicit for employment any individuals currently employed by the Company or any of its subsidiaries or affiliates. Breach by Burguieres of this covenant while he is employed by the Company shall be deemed to be "Cause", as defined in Section 5.1(c).

                                   ARTICLE 7
                                 MISCELLANEOUS

         7.1     No Mitigation Required; Other Employment.

                 (a) If Burguieres' employment is terminated prior to the date indicated in Article 2 and he is receiving compensation and benefits hereunder, he shall not be required to mitigate the amount of any payment or benefit provided for in Section 4.1 or 4.2 by seeking other employment or otherwise.

                 (b) If Burguieres' employment is terminated for any reason other than Cause and Burguieres obtains other employment that would not be a breach of the non-compete covenant included in Article 6 if he were still employed, the Company shall continue paying the compensation owed pursuant to
Section 4.1 without reduction by any compensation earned by Burguieres as a result of employment by another employer after the date of termination, or otherwise. The benefits provided for in Section 4.2 shall terminate immediately, except as required by law.

         7.2 Change of Control Agreement. Burguieres is party to a Change of Control Agreement dated December 9, 1993, as amended (the "COC Agreement"), with Weatherford, regarding compensation and severance arrangements in the event of a change in control (as defined therein) of Weatherford. The COC Agreement is rescinded in its entirety as of the date hereof, and Burguieres hereby waives all of his rights thereunder. This Agreement shall supersede and replace in its entirety the COC Agreement and the COC Agreement shall be of no further force and effect, and neither party shall have any obligation to the other thereunder.





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         7.3     Successors; Binding Agreement.  The Company will require any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to Burguieres, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any succession shall be a breach of this Agreement and shall entitle Burguieres to compensation from the Company in the same amount and on the same terms as if he had terminated his employment pursuant to Section 5.2, except that for purposes of implementing the foregoing, the date on which each such succession become effective shall be the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this
Section 7.3 or which otherwise becomes bound by all of the terms and provisions of this Agreement by operation of law. This Agreement and all rights of Burguieres hereunder shall inure to the benefit of and be enforceable by Burguieres' personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If Burguieres should die while any amounts would still be payable to him hereunder if he continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to Burguieres' designated beneficiaries set forth in a written beneficiary designation filed with the Company or, if there be no such designated beneficiary, to Burguieres' estate.

         7.4 Notices. For purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Company to:            1360 Post Oak Blvd., Suite 1000
                                          Houston, Texas  77056-3098
                                          Attn:  Suzanne Thomas

         If to Burguieres to:             3229 Del Monte
                                          Houston, Texas  77019

or to such other address as either party may furnish to the other in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

         7.5 Applicable Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Texas without regard to the conflict of law principles thereof.

         7.6 Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, signed by





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
Burguieres and such officer of the Company as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         7.7 Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not effect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

         7.9 Entire Agreement. This Agreement, together with any exhibits hereto, constitutes, the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the employment of Burguieres by the Company. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, has been made by either party or by anyone acting on behalf of either party which is not embodied herein, and that no agreement, statement or promise relating to the employment of Burguieres by the Company, which is not contained in this Agreement, or any exhibits hereto, shall be valid or binding. Any modification or amendment of this Agreement will be effective only if it is in writing and signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                        WEATHERFORD ENTERRA, INC.


                                        By: /s/ H. SUZANNE THOMAS
                                            -----------------------------------


                                           /s/ PHILIP BURGUIERES
                                        ---------------------------------------
                                               Philip Burguieres






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